Exhibit 99.1

Berkshire Hills Announces Third Quarter Results

BOSTON, October 26, 2020 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today announced third quarter net income of $21 million, or $0.42 per share, in 2020 compared to $23 million, or $0.44 per share, in 2019. The non-GAAP measure of core earnings totaled $26 million, or $0.53 per share, in the third quarter of 2020 compared to $24 million, or $0.46, per share in the third quarter of 2019. Compared to the linked quarter, results benefited from higher revenue and lower expense as the Company continues to adjust operations to improve operating profitability.

THIRD QUARTER FINANCIAL HIGHLIGHTS (Changes are compared to the prior quarter. Measures identified as non-GAAP are reconciled on pages F-9 and F-10)

•	Revenue increased by 2%
•	Fee income increased by 9%
•	Non-interest expense decreased by 88%, while core non-interest expense decreased by 4% (non-GAAP measure which excludes second quarter goodwill impairment charge)
•	Efficiency ratio improved to 65% from 71% (non-GAAP measure)
•	Equity/assets ratio improved to 9.3% from 8.9%
•	Tangible equity/tangible assets ratio improved to 9.1% from 8.6% (non-GAAP measure)
•	0.27% annualized net charge-offs/loans
•	0.39% non-performing assets/assets

Acting CEO and President Sean Gray stated, “In the first half of the year, our priority was to quickly address the needs of our team members, customers, and communities being impacted by COVID-19. Starting in the third quarter, we began normalizing our operations and nearly returning to regular retail hours, while continuing to support higher digital transaction volumes. During the quarter, we continued our focus on managing our expenses and further strengthening our capital and liquidity metrics. We’re working closely with our borrowers as they progress in normalizing their operations and meeting their credit obligations. This is reflected in our stable loan performance and resumption of regular payment schedules for most of the borrowers who initially requested deferrals at the outset of the pandemic.”

Mr. Gray concluded, “Berkshire is evolving and adapting to the current environment, by having made investments that will support our customers and our Company today and into the future. We recently launched a best-in-class digital account opening experience that will extend our market outreach, improve customer experience, reduce fraud and allow us to operate more cost effectively. This is another step in building a 21st-century community bank that provides everyone equal access to the products and services they need to bank with dignity, achieve upward economic mobility and live healthier financial lives.”

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In addition to introducing its new digital account opening experience, the Company promoted Jason White, a recent Boston area CIO of the Year winner, to EVP- Chief Information Officer. The Company also announced the promotions of two leaders to the role of Regional President. Wealth Management Director Kate Hersey now leads the Boston region and Foundation Director Lori Gazzillo Kiely now leads the Berkshire County region. Now half of those holding the title of Regional President are women, furthering Berkshire’s work in support of its Be FIRST Commitment. Berkshire Bank has also been recognized with the North American Inspiring Workplaces Award.

FINANCIAL CONDITION

Berkshire’s balance sheet continued to strengthen during the most recent quarter. Total assets decreased by approximately $450 million, or 3%, to $12.6 billion in the third quarter of 2020. This was primarily due to a $388 million, or 4%, decrease in total loans reflecting continued runoff in all major loan categories. The biggest change was a $198 million, or 9%, decrease in residential mortgage balances due to accelerated prepayments in the low interest rate environment. Commercial loans outstanding included $708 million in Paycheck Protection Program (“PPP”) loans, which were stable from the prior quarter-end. Total deposits decreased by $309 million, or 3%, to $10.5 billion primarily due to a $270 million decrease in brokered balances to $814 million. Other deposit balances shifted from higher rate maturing time deposits into non-maturity products due to current low interest rates. This contributed to a decrease in the cost of deposits to 0.61% from 0.79%. Wholesale funds decreased to $1.5 billion from $1.9 billion during the quarter. Retained earnings increased book value to $23.03 per common share and the non-GAAP measure of tangible book value to $22.22 per common share. Capital metrics also improved due to the earnings benefit and reduction in total assets. The Company has received notice for the conversion of its remaining outstanding preferred stock to common stock, which is not expected to have a material impact on the Company’s financial condition and per share metrics.

Total delinquent accruing loans decreased to 0.45% of loans from 0.51% of loans during the most recent quarter, while non-accruing loans increased to 0.53% from 0.48%. Year-to-date net loan charge-offs measuring 0.29% of total loans remained below the levels recorded for the same period in 2019. Middle market commercial loan modifications have included an underwriting review and assessment of accrual status. Loans with payment modifications are expected to decrease further in the fourth quarter from levels previously reported. The allowance for credit losses on loans was little changed, measuring 1.50% of total loans at quarter-end, and 1.62% of loans excluding government-guaranteed PPP loans.

RESULTS OF OPERATIONS

Berkshire’s operating profitability strengthened during the most recent quarter. Berkshire reported third quarter 2020 GAAP EPS of $0.42 per share. The Company’s non-GAAP measure of core EPS totaled $0.53 per share. Measures of pre-tax pre-provision net revenue (“PPNR”) also improved. Non-core charges primarily consisted of costs related to executive separation expense, together with losses on discontinued operations and securities.

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Operating results were improved from the prior quarter due to higher revenues and lower expenses. Fee income growth of 9% primarily reflected higher deposit fees as transaction volumes increased. Non-interest income also benefited from recovery in financial instrument fair value adjustments following negative pandemic impacts in the first half of the year. Net interest income decreased by 1% in the third quarter due primarily to loan runoff. The net interest margin was little changed at 2.61%, as loan yields and deposit costs both declined due to the ongoing low interest rate environment.

Third quarter results benefited from lower operating expenses in part because second quarter expenses were elevated by $2.6 million in one-time awards accrued to compensate staff for expediting PPP loan processing to support businesses and paychecks during the economic lockdowns. Other compensation costs were also reduced during the quarter. The efficiency ratio, a non-GAAP financial measure, improved to 65% from 71% as a result of these improvements in revenue and expenses. Full time equivalent staff in continuing operations totaled 1,507 positions at period-end, compared to 1,550 positions at the start of the year. The credit loss provision decreased to $1 million, reflecting an improved economic outlook after the original pandemic downturn was recognized with high credit loss provisions in the first half of the year. The effective tax rate was a benefit of 4% due primarily to the impact of first half of the year expenses lowering the taxable income for the year.

BE FIRST CORPORATE RESPONSIBILITY UPDATE

Berkshire is committed to purpose-driven performance. Learn more about the steps Berkshire is taking to be a values-based brand for all its stakeholders at www.berkshirebank.com/csr and in its most recent Corporate Responsibility Report.

Key developments in the quarter include:

•	Investing in Community Recovery & Resiliency: As people and small businesses in neighborhoods across the Company’s footprint struggle through the impacts of the COVID-19 pandemic, Berkshire’s Foundation is responding and has provided nearly $3 million in grant funding to more than 400 organizations through the end of the third quarter. These critical investments are ensuring access to resources for underserved populations to become college and career ready, ensuring quality affordable housing and supporting small business growth and entrepreneurship. In addition, 75% of Berkshire’s employees, through its award-winning XTEAM volunteer program contributed more than 6,000 hours of service.

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•	Transitioning to a Low-Carbon Future: Berkshire is working towards transitioning its electricity to 100% renewable sources. The Company announced an agreement with Nexamp to subscribe to a community solar project in Massachusetts, lowering its carbon footprint and increasing the percentage of its energy supply procured from renewables while also reducing costs.

•	Enhancing Environmental & Social Governance Practices: The Company completed updates to its Responsible & Sustainable Business Policy to improve the quality and clarity of its policy and disclosure. The update included new language to address Fraud Reporting & Suspicious Activity as well as Conflict of Interest. In addition, the Company enhanced its Social and Environmental Credit Risk Framework by incorporating new policy and procedure into the existing Commercial Loan Policy to more effectively mitigate the social and environmental risks associated with highly sensitive industries.

•	Enhancing Protected Leave For Gender-Based Violence: Under the leadership of EVP, Chief Human Resources & Culture Officer Jackie Courtwright and through a unique collaboration with the non-profit FreeFrom, Berkshire enhanced protections for its employees experiencing gender-based violence by providing 15 days of paid leave a year to deal with the consequences of intimate partner violence, sexual assault, and human trafficking. This policy allows employees the ability to seek medical care, attend court proceedings, and relocate – all without missing a paycheck or depleting their accrued sick or vacation days.

•	Recognizing Impact & Results: Berkshire was named the winner of the North American Inspiring Workplaces Award for its diversity and culture programming recognizing the efforts of its Be FIRST Commitment and internal diversity work. The Company was also named one of Massachusetts Most Charitable Companies by the Boston Business Journal for the eighth consecutive year.

INVESTOR CONFERENCE CALL AND INVESTOR PRESENTATION

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, October 27, 2020 to discuss the results for the quarter and provide guidance about expected future results.  Participants are encouraged to pre-register for the conference call using the following link: https://dpregister.com/sreg/10148654/da6d986a50. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call.  Participants may pre-register at any time prior to the call and will immediately receive simple instructions via email.  Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Those parties who do not have internet access or are otherwise unable to pre-register for this event, may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. Participants are requested to dial-in a few minutes before the scheduled start of the call. A telephone replay of the call will be available through Tuesday, November 3, 2020 by dialing 877-344-7529 and entering access number 10148654. The webcast will be available on Berkshire's website for an extended period of time.

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ABOUT BERKSHIRE HILLS BANCORP

Berkshire Hills Bancorp is the parent of Berkshire Bank which is transforming into a 21st century community bank pursuing purpose driven performance based on its Be FIRST corporate responsibility culture. Headquartered in Boston, Berkshire operates 130 banking offices in seven Northeastern states, with approximately $12.6 billion in assets. Berkshire Bank serves the underbanked through the Reevx LabsTM platform.

FORWARD LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

Further, given its ongoing and dynamic nature, it is difficult to predict what continued effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and the related local and national economic disruption may result in a continued decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for loan losses; a decline in the value of loan collateral, including real estate; a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities; and increased cybersecurity risks, as employees increasingly work remotely.

Accordingly, you should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

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The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, restructuring costs, goodwill impairment, and discontinued operations. Discontinued operations are the Company’s national mortgage banking operations which the Company is exiting pursuant to a sales agreement. Merger costs consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. Merger costs in 2019 were primarily related to the acquisition of SI Financial Group. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Restructuring costs also include severance and consulting expenses related to the Company’s strategic review. They also include costs related to the consolidation of branches, including eight branches for the full year of 2019. The Company recorded a full impairment its goodwill in the second quarter of 2020, which was classified as noncore. Noncore charges in the third quarter of 2020 were primarily related to executive separation expense, which was principally the result of the separation with the CEO.

The Company has introduced the measure of Core Pre-Provision Net Revenue (“Core PPNR”) which measures core income before credit loss provision and tax expense. Due to the non-cash projections introduced into the calculation of income by the new CECL accounting standard, the investment community is placing more emphasis on PPNR in order to measure the results of operations and to compare them across banks which may have widely varying estimates of future economic conditions that affect their provision expense and reported earnings. The Company also calculates core PPNR/assets in order to utilize the PPNR measure in assessing its comparative operating profitability.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. References to organic growth and organic change exclude balances acquired in bank mergers.

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CONTACTS

Investor Relations Contact

David Gonci; Capital Markets Director; 413-281-1973

Media Contacts:

John Lovallo

Email: jlovallo@levick.com

Tel: (917) 612-8419

Cate Cronin

Email: ccronin@levick.com

Tel: (202) 738-7302

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES

F-1	Selected Financial Highlights

F-2	Balance Sheets

F-3	Loan and Deposit Analysis

F-4	Statements of Operations

F-5	Statements of Operations (Five Quarter Trend)

F-6	Average Yields and Costs

F-7	Average Balances

F-8	Asset Quality Analysis

F-9	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Five Quarter Trend)

F-10	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Year-to-Date)

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BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (1)
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019

PER SHARE DATA
Net earnings/(loss) per common share, diluted	$0.42	$(10.93)	$(0.40)	$0.51	$0.44
Core earnings/(loss) per common share, diluted (2)	0.53	(0.13)	(0.07)	0.70	0.46
Total book value per common share	23.03	22.79	33.90	34.65	34.36
Tangible book value per common share (2)	22.22	21.94	22.00	22.56	22.42
Market price at period end	10.11	11.02	14.86	32.88	29.29
Dividends per common share	0.12	0.24	0.24	0.23	0.23
Dividends per preferred share	0.24	0.48	0.48	0.46	0.46

PERFORMANCE RATIOS (3)
Return on assets	0.67%	(16.38)%	(0.62)%	0.78%	0.67%
Core return on assets (2)	0.84	(0.19)	(0.11)	1.08	0.71
Return on equity	7.50	(131.17)	(4.58)	5.90	5.12
Core return on equity (2)	9.33	(1.54)	(0.84)	8.09	5.35
Core return on tangible common equity (2)	10.27	(2.05)	(0.94)	13.12	8.74
Net interest margin, fully taxable equivalent (FTE) (4)(5)	2.61	2.62	3.04	3.11	3.22
Fee income/Net interest and fee income from continuing operations	19.82	18.45	15.46	18.11	17.61
Efficiency ratio (2)	65.39	71.01	66.92	53.66	53.37

CHANGE (Year-to-date)
Total commercial loans (organic, annualized)	5%	12%	(5)%	(7)%	(9)%
Total loans (organic, annualized)	(7)	(3)	(8)	(9)	(9)
Total deposits (organic, annualized)	2	9	(10)	0	2
Total net revenues from continuing operations (compared to prior year)	(15)	(14)	(14)	4	4
(Loss)/earnings per common share (compared to prior year)	(847)	(1,200)	(178)	(14)	(26)
Core earnings/(loss) per common share (compared to prior year)(2)	(81)	(116)	(112)	(14)	(18)

FINANCIAL DATA (in millions)
Total assets	$12,614	$13,063	$13,122	$13,216	$13,532
Total earning assets	11,832	12,267	11,785	11,916	12,174
Total securities	1,988	1,882	1,837	1,770	1,861
Total loans	8,982	9,370	9,303	9,502	9,719
Allowance for credit losses	134	139	114	64	62
Total intangible assets	41	42	598	599	602
Total deposits	10,467	10,776	10,072	10,336	10,423
Total shareholders' equity	1,179	1,164	1,722	1,759	1,772
Net income/(loss)	21.2	(549.4)	(19.9)	25.8	22.6
Core income/(loss) (2)	26.4	(6.5)	(3.6)	35.3	23.7
Purchase accounting accretion	2.5	2.1	3.1	5.1	4.8
Goodwill impairment	-	553.8	-	-	-

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.27%	0.17%	0.45%	0.17%	0.92%
Total non-performing assets/total assets	0.39	0.36	0.40	0.31	0.28
Allowance for credit losses/total loans	1.50	1.49	1.22	0.67	0.64
Loans/deposits	86	87	92	92	93
Shareholders' equity to total assets	9.35	8.91	13.13	13.31	13.10
Tangible shareholders' equity to tangible assets (2)	9.05	8.61	8.98	9.19	9.05

(1)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(2)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(3)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(5)	The effect of purchase accounting accretion for loans, time deposits, and borrowings on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.08%, 0.07%, 0.11%, 0.17%, 0.16%.
F-1

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	September 30,	June 30,	December 31,
(in thousands)	2020	2020	2019
Assets
Cash and due from banks	$90,537	$102,105	$105,447
Short-term investments	844,755	942,047	474,382
Total cash and short-term investments	935,292	1,044,152	579,829

Trading security	9,525	9,519	10,769
Marketable equity securities, at fair value	31,993	33,263	41,556
Securities available for sale, at fair value	1,575,289	1,458,036	1,311,555
Securities held to maturity, at amortized cost	330,197	334,895	357,979
Federal Home Loan Bank stock and other restricted securities	40,520	46,139	48,019
Total securities	1,987,524	1,881,852	1,769,878
Less: Allowance for credit losses on investment securities	(96)	(113)	-
Net securities	1,987,428	1,881,739	1,769,878

Loans held for sale	15,854	62,881	36,664

Total loans	8,982,336	9,370,271	9,502,428
Less: Allowance for credit losses on loans	(134,414)	(139,394)	(63,575)
Net loans	8,847,922	9,230,877	9,438,853

Premises and equipment, net	117,116	118,722	120,398
Other real estate owned	40	40	-
Goodwill	-	-	553,762
Other intangible assets	40,947	42,477	45,615
Cash surrender value of bank-owned life insurance	231,217	229,812	227,894
Other assets	425,675	430,592	288,945
Assets from discontinued operations	12,966	21,692	154,132
Total assets	$12,614,457	$13,062,984	$13,215,970

Liabilities and shareholders' equity
Demand deposits	$2,585,173	$2,573,786	$1,884,100
NOW and other deposits	1,522,289	1,453,397	1,492,569
Money market deposits	2,516,168	2,525,761	2,528,656
Savings deposits	952,836	932,243	841,283
Time deposits	2,890,093	3,290,721	3,589,369
Total deposits	10,466,559	10,775,908	10,335,977

Senior borrowings	605,483	719,638	730,501
Subordinated borrowings	97,223	97,165	97,049
Total borrowings	702,706	816,803	827,550

Other liabilities	251,220	280,843	267,398
Liabilities from discontinued operations	14,947	25,290	26,481
Total liabilities	11,435,432	11,898,844	11,457,406

Preferred shareholders' equity	20,325	20,325	40,633
Common shareholders' equity	1,158,700	1,143,815	1,717,931
Total shareholders' equity	1,179,025	1,164,140	1,758,564
Total liabilities and shareholders' equity	$12,614,457	$13,062,984	$13,215,970

Net common shares outstanding	50,306	50,192	49,585

F-2

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

				Annualized Growth %
(in millions)	September 30, 2020 Balance	June 30, 2020 Balance	December 31, 2019 Balance	Quarter ended September 30, 2020	Year to Date

Total commercial real estate	$3,943	$3,996	$4,034	(5)%	(3)%
Commercial and industrial loans	2,147	2,222	1,841	(14)	22
Total commercial loans	6,090	6,218	5,875	(8)	5

Total residential mortgages	2,122	2,320	2,685	(34)	(28)

Home equity	350	364	381	(15)	(11)
Auto and other	420	468	561	(41)	(34)
Total consumer loans	770	832	942	(30)	(24)
Total loans	$8,982	$9,370	$9,502	(17)%	(7)%

DEPOSIT ANALYSIS

				Annualized Growth %
(in millions)	September 30, 2020 Balance	June 30, 2020 Balance	December 31, 2019 Balance	Quarter ended September 30, 2020	Year to Date
Demand	$2,585	$2,574	$1,884	2%	50%
NOW and other	1,523	1,453	1,493	19	3
Money market	2,516	2,526	2,529	(2)	(1)
Savings	953	932	841	9	18
Time deposits	2,890	3,291	3,589	(49)	(26)
Total deposits	$10,467	$10,776	$10,336	(11)%	2%

F-3

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED - (F-4)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Interest and dividend income from continuing operations
Loans	$85,688	$118,371	$278,259	$338,012
Securities and other	12,080	15,354	39,392	46,060
Total interest and dividend income	97,768	133,725	317,651	384,072
Interest expense from continuing operations
Deposits	16,070	31,501	60,460	86,396
Borrowings	4,643	5,353	16,118	23,751
Total interest expense	20,713	36,854	76,578	110,147
Net interest income from continuing operations	77,055	96,871	241,073	273,925
Non-interest income from continuing operations
Mortgage banking originations	2,044	292	4,647	616
Loan related income	4,988	6,493	12,007	17,318
Deposit related fees	7,062	8,705	20,382	23,088
Insurance commissions and fees	2,660	2,895	8,451	8,486
Wealth management fees	2,299	2,325	6,926	7,114
Total fee income	19,053	20,710	52,413	56,622
Other	1,927	609	492	1,363
Securities (losses)/gains, net	(1,017)	87	(9,925)	2,655
Total non-interest income	19,963	21,406	42,980	60,640
Total net revenue from continuing operations	97,018	118,277	284,053	334,565
Provision for credit losses	1,200	22,600	65,878	30,068
Non-interest expense from continuing operations
Compensation and benefits	34,809	37,272	111,121	105,551
Occupancy and equipment	11,084	9,893	32,411	28,788
Technology and communications	8,540	6,849	24,376	19,821
Marketing and promotion	1,002	1,006	3,069	3,428
Professional services	2,567	2,282	7,852	8,510
FDIC premiums and assessments	1,518	-	4,658	3,390
Other real estate owned and foreclosures	40	150	81	150
Amortization of intangible assets	1,530	1,526	4,668	4,201
Goodwill impairment	-	-	553,762	-
Merger, restructuring and other expense	5,316	4,163	5,316	22,333
Other	6,437	7,870	21,129	23,398
Total non-interest expense	72,843	71,011	768,443	219,570

Income/(loss) from continuing operations before income taxes	$22,975	$24,666	$(550,268)	$84,927
Income tax (benefit)/expense	(68)	4,007	(18,194)	16,042
Net income/(loss) from continuing operations	$23,043	$20,659	$(532,074)	$68,885

(Loss)/income from discontinued operations before income taxes	$(2,477)	$2,747	$(21,741)	$3,975
Income tax (benefit)/expense	(659)	790	(5,789)	1,161
Net (loss)/income from discontinued operations	$(1,818)	$1,957	$(15,952)	$2,814

Net income/(loss)	$21,225	$22,616	$(548,026)	$71,699
Preferred stock dividend	58	240	313	720
Income/(loss) available to common shareholders	$21,167	$22,376	$(548,339)	$70,979

Basic earnings/(loss) per common share:
Continuing Operations	$0.46	$0.40	$(10.58)	$1.41
Discontinued Operations	(0.04)	0.04	(0.32)	0.06
Total	$0.42	$0.44	$(10.90)	$1.47

Diluted earnings/(loss) per common share:
Continuing Operations	$0.46	$0.40	$(10.58)	$1.40
Discontinued Operations	(0.04)	0.04	(0.32)	0.06
Total	$0.42	$0.44	$(10.90)	$1.46

Weighted average shares outstanding:
Basic	50,329	51,422	50,256	48,846
Diluted	50,329	51,545	50,256	48,987

F-4

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend) - UNAUDITED - (F-5)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands, except per share data)	2020	2020	2020	2019	2019
Interest and dividend income from continuing operations
Loans	$85,688	$90,876	$101,695	$110,915	$118,371
Securities and other	12,080	12,812	14,500	14,526	15,354
Total interest and dividend income	97,768	103,688	116,195	125,441	133,725
Interest expense from continuing operations
Deposits	16,070	20,552	23,838	28,797	31,501
Borrowings	4,643	5,546	5,929	5,311	5,353
Total interest expense	20,713	26,098	29,767	34,108	36,854
Net interest income from continuing operations	77,055	77,590	86,428	91,333	96,871
Non-interest income from continuing operations
Mortgage banking originations	2,044	1,644	959	172	292
Loan related income	4,988	5,717	1,302	7,056	6,493
Deposit related fees	7,062	5,373	7,947	8,264	8,705
Insurance commissions and fees	2,660	2,767	3,024	2,471	2,895
Wealth management fees	2,299	2,057	2,570	2,239	2,325
Total fee income	19,053	17,558	15,802	20,202	20,710
Other	1,927	(999)	(436)	75	609
Securities (losses)/gains, net	(1,017)	822	(9,730)	1,734	87
Gain on sale of business operations and assets, net	-	-	-	1,351	-
Total non-interest income	19,963	17,381	5,636	23,362	21,406
Total net revenue from continuing operations	97,018	94,971	92,064	114,695	118,277
Provision for credit losses	1,200	29,871	34,807	5,351	22,600
Non-interest expense from continuing operations
Compensation and benefits	34,809	39,403	36,909	35,355	37,272
Occupancy and equipment	11,084	10,195	11,132	10,798	9,893
Technology and communications	8,540	7,755	8,081	6,702	6,849
Marketing and promotion	1,002	902	1,165	1,046	1,006
Professional services	2,567	2,565	2,720	2,288	2,282
FDIC premiums and assessments	1,518	1,658	1,482	471	-
Other real estate owned and foreclosures	40	14	27	4	150
Amortization of intangible assets	1,530	1,558	1,580	1,582	1,526
Goodwill impairment	-	553,762	-	-	-
Merger, restructuring and other expense	5,316	-	-	5,713	4,163
Other	6,437	6,463	8,229	6,328	7,870
Total non-interest expense	72,843	624,275	71,325	70,287	71,011

Income/(loss) from continuing operations before income taxes	$22,975	$(559,175)	$(14,068)	$39,057	$24,666
Income tax (benefit)/expense	(68)	(16,130)	(1,996)	6,421	4,007
Net income/(loss) from continuing operations	$23,043	$(543,045)	$(12,072)	$32,636	$20,659

(Loss)/income from discontinued operations before income taxes	$(2,477)	$(8,635)	$(10,629)	$(9,514)	$2,747
Income tax (benefit)/expense	(659)	(2,299)	(2,831)	(2,629)	790
Net (loss)/income from discontinued operations	$(1,818)	$(6,336)	$(7,798)	$(6,885)	$1,957

Net income/(loss)	$21,225	$(549,381)	$(19,870)	$25,751	$22,616
Preferred stock dividend	58	130	125	240	240
Income/(loss) available to common shareholders	$21,167	$(549,511)	$(19,995)	$25,511	$22,376

Basic earnings/(loss) per common share:
Continuing Operations	$0.46	$(10.80)	$(0.24)	$0.65	$0.40
Discontinued Operations	(0.04)	(0.13)	(0.16)	(0.14)	0.04
Total	$0.42	$(10.93)	$(0.40)	$0.51	$0.44

Diluted earnings/(loss) per common share:
Continuing Operations	$0.46	$(10.80)	$(0.24)	$0.65	$0.40
Discontinued Operations	(0.04)	(0.13)	(0.16)	(0.14)	0.04
Total	$0.42	$(10.93)	$(0.40)	$0.51	$0.44

Weighted average shares outstanding:
Basic	50,329	50,246	50,204	50,494	51,422
Diluted	50,329	50,246	50,204	50,702	51,545

F-5

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2020	2020	2020	2019	2019

Earning assets
Loans:
Commercial real estate	3.52%	3.78%	4.41%	4.80%	4.92%
Commercial and industrial loans	3.88	4.02	5.03	5.35	5.58
Residential mortgages	3.78	3.78	3.77	3.61	3.73
Consumer loans	3.59	3.72	4.28	4.38	4.55
Total loans	3.68	3.83	4.33	4.52	4.67
Securities	2.78	3.07	3.32	3.31	3.41
Short-term investments and loans held for sale	0.21	0.50	1.78	3.15	4.11
Total earning assets	3.31	3.50	4.08	4.27	4.45

Funding liabilities
Deposits:
NOW and other	0.24	0.30	0.46	0.54	0.61
Money market	0.38	0.58	0.98	1.18	1.27
Savings	0.10	0.10	0.13	0.14	0.13
Time	1.63	1.84	1.87	1.97	2.02
Total interest-bearing deposits	0.81	1.01	1.18	1.35	1.43
Borrowings	2.36	2.38	2.60	2.77	3.12
Total interest-bearing liabilities	0.95	1.16	1.33	1.48	1.57

Net interest spread	2.36	2.34	2.75	2.79	2.88
Net interest margin	2.61	2.62	3.04	3.11	3.22

Cost of funds (1)	0.73	0.92	1.11	1.23	1.32
Cost of deposits	0.61	0.79	0.96	1.11	1.18

(1)	Cost of funds includes all deposits and borrowings.

F-6

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2020	2020	2020	2019	2019
Assets
Loans
Commercial real estate	$3,986,424	$4,005,018	$4,000,461	$4,056,244	$3,998,144
Commercial and industrial loans	2,191,749	2,152,820	1,795,813	1,768,039	1,951,205
Residential mortgages	2,224,132	2,452,622	2,654,224	2,758,676	2,849,216
Consumer loans	800,824	865,318	921,810	974,889	1,035,893
Total loans (1)	9,203,129	9,475,778	9,372,308	9,557,848	9,834,458
Securities (2)	1,873,533	1,793,381	1,744,635	1,752,968	1,846,985
Short-term investments and loans held for sale	766,447	697,138	374,894	444,622	309,897
Total earning assets (3)	11,843,109	11,966,297	11,491,837	11,755,438	11,991,340
Goodwill and other intangible assets	41,460	590,672	598,347	601,192	603,762
Other assets	759,534	751,702	663,056	737,396	668,218
Assets from discontinued operations	16,041	109,923	98,528	176,251	204,339
Total assets	$12,660,144	$13,418,594	$12,851,768	$13,270,277	$13,467,659

Liabilities and shareholders' equity
Deposits
NOW and other	$1,243,487	$1,183,839	$1,159,388	$1,085,485	$1,111,637
Money market	2,673,567	2,672,066	2,752,465	2,688,766	2,624,639
Savings	940,488	901,218	846,942	835,209	838,445
Time	3,056,419	3,399,222	3,333,070	3,827,175	4,158,688
Total interest-bearing deposits	7,913,961	8,156,345	8,091,865	8,436,635	8,733,409
Borrowings	777,369	942,033	949,316	853,911	805,035
Total interest-bearing liabilities	8,691,330	9,098,378	9,041,181	9,290,546	9,538,444
Non-interest-bearing demand deposits	2,558,981	2,343,173	1,849,295	1,898,045	1,864,964
Other liabilities	254,273	272,690	203,797	304,504	267,922
Liabilities from discontinued operations	22,805	28,988	23,799	30,446	28,206
Total liabilities	11,527,389	11,743,229	11,118,072	11,523,541	11,699,536

Preferred shareholders' equity	20,325	20,325	20,548	40,633	40,633
Common shareholders' equity	1,112,430	1,655,040	1,713,148	1,706,103	1,727,490
Total shareholders' equity	1,132,755	1,675,365	1,733,696	1,746,736	1,768,123
Total liabilities and shareholders' equity	$12,660,144	$13,418,594	$12,851,768	$13,270,277	$13,467,659

Supplementary data
Total average non-maturity deposits	$7,416,523	$7,100,296	$6,608,090	$6,507,505	$6,439,685
Total average deposits	10,472,942	10,499,518	9,941,160	10,334,680	10,598,373
Fully taxable equivalent income adjustment	1,512	1,580	1,824	1,934	1,826
Total average tangible equity (4)	1,091,295	1,084,693	1,135,349	1,145,544	1,164,361

(1)	Total loans include non-accruing loans.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Excludes discontinued operations for presentation purposes. Performance ratios are calculated including the impact of discontinued operations.
(4)	See page F-9 for details on the calculation of total average tangible equity.

F-7

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)	2020	2020	2020	2019	2019
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$14,777	$12,486	$16,938	$20,119	$15,829
Commercial and industrial loans	15,035	15,045	18,370	11,373	12,224
Residential mortgages	7,928	9,840	9,636	3,343	3,062
Consumer loans	9,650	7,513	6,172	4,805	5,191
Total non-accruing loans	47,390	44,884	51,116	39,640	36,306
Other real estate owned	401	517	224	-	-
Repossessed assets	1,646	1,581	1,316	858	1,003
Total non-performing assets	$49,437	$46,982	$52,656	$40,498	$37,309

Total non-accruing loans/total loans	0.53%	0.48%	0.55%	0.42%	0.37%
Total non-performing assets/total assets	0.39%	0.36%	0.40%	0.31%	0.28%

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$139,394	$113,510	$63,575	$62,230	$62,156
Adoption of ASU No. 2016-13 (1)	-	-	25,434	-	-
Balance after adoption of ASU No. 2016-13	139,394	113,510	89,009	62,230	62,156
Charged-off loans	(7,776)	(7,274)	(12,432)	(4,485)	(23,524)
Recoveries on charged-off loans	1,580	3,259	1,958	479	998
Net loans charged-off	(6,196)	(4,015)	(10,474)	(4,006)	(22,526)
Provision for loan credit losses	1,216	29,899	34,975	5,351	22,600
Balance at end of period	$134,414	$139,394	$113,510	$63,575	$62,230

Allowance for credit losses/total loans	1.50%	1.49%	1.22%	0.67%	0.64%
Allowance for credit losses/non-accruing loans	284%	311%	222%	160%	171%

NET LOAN CHARGE-OFFS
Commercial real estate	$(635)	$(1,679)	$(5,990)	$(1,419)	$(2,759)
Commercial and industrial loans	(5,551)	(1,059)	(3,728)	(1,495)	(18,850)
Residential mortgages	517	(966)	(19)	(351)	(140)
Home equity	(57)	(10)	(107)	(67)	(71)
Auto and other consumer	(470)	(301)	(630)	(674)	(706)
Total, net	$(6,196)	$(4,015)	$(10,474)	$(4,006)	$(22,526)

Net charge-offs (QTD annualized)/average loans	0.27%	0.17%	0.45%	0.17%	0.92%
Net charge-offs (YTD annualized)/average loans	0.29%	0.31%	0.45%	0.35%	0.41%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.31%	0.37%	0.43%	0.25%	0.26%
90+ Days delinquent and still accruing	0.14%	0.14%	0.05%	0.29%	0.29%
Total accruing delinquent loans	0.45%	0.51%	0.48%	0.54%	0.55%
Non-accruing loans	0.53%	0.48%	0.55%	0.42%	0.37%
Total delinquent and non-accruing loans	0.98%	0.99%	1.03%	0.96%	0.92%

(1)	This balance includes $12 million of PCD confirmed losses as of January 1, 2020.
F-8

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in thousands)		2020	2020	2020	2019	2019
Net income/(loss)		$21,225	$(549,381)	$(19,870)	$25,751	$22,616
Adj: Net securities losses/(gains) (1)		1,017	(822)	9,730	(1,734)	(87)
Adj: Goodwill impairment		-	553,762	-	-	-
Adj: Net (gains) on sale of business operations and assets		-	-	-	-	-
Adj: Merger and acquisition expense		-	-	-	3,611	3,802
Adj: Restructuring expense and other expense		5,316	-	-	2,102	361
Adj: Loss/(income) from discontinued operations before income taxes		2,477	8,635	10,629	9,514	(2,747)
Adj: Income taxes		(3,611)	(18,658)	(4,134)	(3,910)	(281)
Total core income/(loss) (2)	(A)	$26,424	$(6,464)	$(3,645)	$35,334	$23,664

Total revenue from continuing operations		$97,018	$94,971	$92,064	$114,695	$118,277
Adj: Net securities losses/(gains) (1)		1,017	(822)	9,730	(1,734)	(87)
Total core revenue (2)	(B)	$98,035	$94,149	$101,794	$112,961	$118,190

Total non-interest expense from continuing operations		$72,843	$624,275	$71,325	$70,287	$71,011
Less: Merger, restructuring and other expense (see above)		(5,316)	-	-	(5,713)	(4,163)
Less: Goodwill impairment		-	(553,762)	-	-	-
Core non-interest expense (2)	(C)	$67,527	$70,513	$71,325	$64,574	$66,848

Total revenue		$96,752	$90,383	$93,869	$116,860	$134,067
Total non-interest expense		75,054	628,322	83,759	81,966	84,054
Pre-tax, pre-provision net revenue (PPNR)		$21,698	$(537,939)	$10,110	$34,894	$50,013

Total revenue from continuing operations		$97,018	$94,971	$92,064	$114,695	$118,277
Total non-interest expense from continuing operations		72,843	624,275	71,325	70,287	71,011
Pre-tax, pre-provision net revenue (PPNR) from continuing operations		$24,175	$(529,304)	$20,739	$44,408	$47,266

Total core revenue (2)		$98,035	$94,149	$101,794	$112,961	$118,190
Core non-interest expense (2)		67,527	70,513	71,325	64,574	66,848
Core pre-tax, pre-provision net revenue (PPNR)		$30,508	$23,636	$30,469	$48,387	$51,342

(in millions, except per share data)
Total average assets	(D)	$12,660	$13,419	$12,852	$13,270	$13,468
Total average shareholders' equity	(E)	1,133	1,675	1,734	1,747	1,768
Total average tangible shareholders' equity (2)	(F)	1,091	1,085	1,135	1,146	1,164
Total average tangible common shareholders' equity (2)	(G)	1,071	1,064	1,115	1,105	1,124
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,138	1,122	1,124	1,159	1,170
Total tangible common shareholders' equity, period-end (2)(3)	(I)	1,118	1,101	1,104	1,119	1,130
Total tangible assets, period-end (2)(3)	(J)	12,574	13,021	12,524	12,617	12,930

Total common shares outstanding, period-end (thousands)	(K)	50,306	50,192	50,199	49,585	50,394
Average diluted shares outstanding (thousands)	(L)	50,329	50,246	50,204	50,702	51,545

Core earnings/(loss) per common share, diluted (2)	(A/L)	$0.53	$(0.13)	$(0.07)	$0.70	$0.46
Tangible book value per common share, period-end (2)	(I/K)	22.22	21.94	22.00	22.56	22.42
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	9.05	8.61	8.98	9.19	9.05

Performance ratios (4)
GAAP return on assets		0.67%	(16.38)%	(0.62)%	0.78%	0.67%
Core return on assets (2)		0.84	(0.19)	(0.11)	1.08	0.71
GAAP return on equity		7.50	(131.17)	(4.58)	5.90	5.12
Core return on equity (2)	(A/E)	9.33	(1.54)	(0.84)	8.09	5.35
Core return on tangible common equity (2)(5)	(A+O)/(G)	10.27	(2.05)	(0.94)	13.12	8.74
PPNR/assets (2)		0.69	(16.04)	0.31	1.05	1.49
Core PPNR/assets (2)		0.97	0.71	0.96	1.48	1.55
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	65.39	71.01	66.92	53.66	53.37
Net interest margin		2.61	2.62	3.04	3.11	3.22

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(M)	$1,377	$1,379	$608	$2,503	$2,382
Non-interest income charge on tax-credit investments (8)	(N)	(1,090)	(1,097)	(486)	(1,996)	(1,942)
Net income on tax-credit investments	(M+N)	287	282	122	507	440

Intangible amortization	(O)	$1,530	$1,558	$1,580	$1,582	$1,526
Fully taxable equivalent income adjustment	(P)	1,512	1,580	1,824	1,934	1,826

(1)	Net securities losses/(gains) include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income/(loss) adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Nine Months Ended
		Sept. 30,	Sept. 30,
(Dollars in thousands)		2020	2019
Net (loss)/income		$(548,026)	$71,699
Adj: Net securities losses/(gains) (1)		9,925	(2,655)
Adj: Goodwill impairment		553,762	-
Adj: Merger and acquisition expenses		-	15,122
Adj: Restructuring expense and other		5,316	7,211
Adj: Loss/(income) from discontinued operations before income taxes		21,741	(3,975)
Adj: Income taxes		(26,403)	(3,889)
Total core income (2)	(A)	$16,315	$83,513

Total revenue from continuing operations		$284,053	$334,565
Adj: Net securities losses/(gains) (1)		9,925	(2,655)
Total core revenue (2)	(B)	$293,978	$331,910
Total non-interest expense from continuing operations		$768,443	$219,570
Less: Merger, restructuring and other expense (see above)		(5,316)	(22,333)
Less: Goodwill impairment		(553,762)	-
Core non-interest expense (2)	(C)	$209,365	$197,237

Total revenue		$281,004	$373,630
Total non-interest expense		787,135	254,660
Pre-tax, pre-provision net revenue (PPNR)		$(506,131)	$118,970

Total revenue from continuing operations		$284,053	$334,565
Total non-interest expense from continuing operations		768,443	219,570
Pre-tax, pre-provision net revenue (PPNR) from continuing operations		$(484,390)	$114,995

Total core revenue (2)		$293,978	$331,910
Core non-interest expense (2)		209,365	197,237
Core pre-tax, pre-provision net revenue (PPNR)		$84,613	$134,673

(in millions, except per share data)
Total average assets	(D)	$13,001	$12,857
Total average shareholders' equity	(E)	1,513	1,677
Total average tangible shareholders' equity (2)	(F)	1,104	1,106
Total average tangible common shareholders' equity (2)	(G)	1,083	1,066
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,138	1,170
Total tangible common shareholders' equity, period-end (2)(3)	(I)	1,118	1,130
Total tangible assets, period-end (2)(3)	(J)	12,574	12,930
Total common shares outstanding, period-end (thousands)	(K)	50,306	50,394
Average diluted shares outstanding (thousands)	(L)	50,290	48,987
Core earnings per common share, diluted (2)	(A/L)	$0.32	$1.70
Tangible book value per common share, period-end (2)	(I/K)	22.22	22.42
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	9.05	9.05

Performance ratios (4)
GAAP return on assets		(5.63)%	0.74%
Core return on assets (2)	(A/D)	0.17	0.88
GAAP return on equity		(48.26)	5.70
Core return on equity (2)	(A/E)	1.44	6.64
Core return on tangible common equity (2)(5)	(A+O)/(G)	2.39	10.74
PPNR/assets (2)		(5.19)	1.23
Core PPNR/assets (2)		0.87	1.40
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	67.72	56.30
Net interest margin		2.75	3.19

Supplementary data
Tax benefit on tax-credit investments (7)	(M)	$3,364	$5,447
Non-interest income charge on tax-credit investments (8)	(N)	(2,673)	(4,459)
Net income on tax-credit investments	(M+N)	691	988

Intangible amortization	(O)	4,668	4,201
Fully taxable equivalent income adjustment	(P)	4,917	5,517

(1)	Net securities losses/(gains) include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

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